Exhibit 99.1

Pingtan Marine Enterprise Receives Nasdaq’s Determination Letter

Fuzhou, China, October 18, 2021 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan,” or the “Company”), a fishing company based in the People’s Republic of China, announced today that it received a determination notice letter dated October 13, 2021 (the “Determination Notice”) from the Listing Qualification Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying that the Company did not meet the terms of exception granted by Staff.

As previously disclosed, the Company received notices on April 15, 2021, May 25, 2021 and August 23, 2021 from the Staff notifying that the Company did not comply with listing requirements set forth in Listing Rule 5250(c)(1) (the “Rule”) because it had not filed its Form 10-K for the period ended December 31, 2020 (the “Form 10-K”), and its Forms 10-Q for the periods ended March 31, 2021 and June 30, 2021 (the “Forms 10-Q”) with the Securities and Exchange Commission (the “SEC”). As required by these notices, Pingtan submitted a plan and supporting materials to Nasdaq outlining its plan to regain compliance with respect to these delinquent reports and the Staff granted the Company an exception until October 12, 2021 to regain compliance with the Rule.

While the Company filed its Form 10-K on October 13, 2021, it was unable to file the Forms 10-Q with the SEC prior to October 12, 2021. As detailed in the Determination Notice, unless the Company requests an appeal of this determination to a Hearings Panel on or before October 20, 2021, trading of the Company’s ordinary shares will be suspended at the opening of business on October 22, 2021 and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on the Nasdaq Capital Market.

The Company intends to submit a request for a hearing to appeal the determination and a request for a stay of the suspension of the Company’s securities for up to 15 days from the date of request, pending the hearing. Before the Hearings Panel notifies the Company of its conclusion, the Determination Notice does not have an immediate effect on the trading of the Company’s securities.

The Company is currently working diligently to finalize and file the Forms 10-Q.

About Pingtan

Pingtan is a fishing company that engages in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, which may include statements regarding the Company’s ability to file its Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 and its ability to regain compliance with the continued listing requirements of Nasdaq. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include anticipated growth and growth strategies; need for additional capital and the availability of financing; delays in deploying vessels; conducting fishing operations and locating or re-locating vessels, in foreign waters and related license requirements; actions taken by government regulators, such as the Indonesian moratorium, or reports or allegations of illegal activity by us, related parties or those with which we conduct business; our ability to successfully manage relationships with customers, distributors and other important relationships; technological changes; competition; demand for our products and services; operational, mechanical, climatic or other unanticipated issues; the deterioration of general economic conditions, whether internationally, nationally or in the local markets in which we operate; the impact of the coronavirus (COVID-19) on the Company’s financial condition, business operations and liquidity; the impact of COVID-19 on our customers and distributors global or national health concerns, including the outbreak of pandemic or contagious diseases such as the COVID-19 pandemic; legislative or regulatory changes that may adversely affect our business and other risk factors contained in Pingtan's SEC filings available at www.sec.gov, Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason except as required by law.

CONTACT:

LiMing Yung (Michael)

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

michaelyung@ptmarine.net

Maggie Li
Investor Relations Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
mli@ptmarine.net

INVESTOR RELATIONS

PureRock Communications Limited

PTmarine@pure-rock.com